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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


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Date of Report (Date of earliest event reported): October 9, 2001



                             ONSPAN NETWORKING, INC.
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)



    Nevada                         00022991                    87-0460247
---------------                  ------------             ----------------------
(State or other                  (Commission                 (IRS Employer
jurisdiction of                  File Number)             Identification Number)



              6413 Congress Avenue, Suite 230, Boca Raton, FL 33487
          ------------------------------------------------------------
          (Address of principal executive offices, including zip code)



Registrant's telephone number, including area code: (561) 988-2334
                                                    --------------



          -------------------------------------------------------------
          (Former name or former address, if changed since last report)


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Item 5.  Other Events and Regulation FD Disclosure.

         On October 9, 2001, OnSpan Networking, Inc. (the "Company"), filed a Certificate pursuant to Section 78.207 of the Nevada Statutes whereby the Company decreasing the number of issued and outstanding shares of common stock, par value $.001, at a rate of one for twelve (1:12), and proportionately decreasing the number of authorized shares of common stock at a rate of one for twelve (1:12). As a result, the Company's authorized common stock has been reduced from 100,000,000 shares to 8,333,333 shares, and the number of issued and outstanding shares of common stock was reduced from 11,574,619 to approximately 964,552 shares.

Item 7.  Financial Statements and Exhibits.

         Exhibits.

         3(i)     Form of Certificate of the Company filed pursuant to
                  Section 78.207.


                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                             ONSPAN NETWORKING, INC.


                                             By:  /s/ Herbert Tabin
                                                  -------------------------
                                                  Herbert Tabin, President


DATED:  October 15, 2001

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